UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act
Date of Report (Date of earliest event reported): February 7, 2007
TRANSCONTINENTAL REALTY INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-09240	94-6565852

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 Valley View Lane, Suite 300 Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 469-522-4200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On February 7, 2007, Transcontinental Realty Investors, Inc. (the “Company” or “TCI” or the “Issuer”) received official notice from the New York Stock Exchange (“NYSE”) of a CEO certification disclosure issue under Section 303A.12(a) of the Listed Company Manual. The Company timely submitted its annual Chief Executive Officer Certification to the NYSE in December 2006, although the Company inadvertently omitted to state in its 2005 Annual Report to Stockholders that it had made such submission. TCI will include the required disclosure in future annual reports as required. The disclosure of this omission from the last Annual Report to Stockholders is a cure of the disclosure deficiency according to the NYSE notice. The disclosure which should have been included in the Annual Report to Stockholders is that the Company has submitted to the NYSE a certificate of the acting Principal Executive Officer of the Company certifying that he is not aware of any violation by the Company of NYSE corporate governance listing standards.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: February 8, 2007	TRANSCONTINENTAL REALTY INVESTORS, INC.
	By:	/s/ Steven A. Abney
Steven A. Abney, Executive Vice President,
Chief Financial Officer and Acting Principal Executive Officer